SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2002

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On October 21, 2002, we closed our offering of $75 million aggregate principal amount of 4.25% Convertible Senior Debentures due 2022 and received net proceeds (gross proceeds less underwriting commissions) of $72.75 million. On October 24, 2001, the underwriters exercised their over-allotment option in full for an additional $11.25 million aggregate principal amount of the Debentures. As a result, we received net proceeds of approximately $10.92 million (including accrued interest from October 21).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: October 24, 2002	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial
Officer and Treasurer